Exhibit 99.1

EBET, Inc. Announces Closing of Private Placement at $3.58 per Unit of Common Stock

and One Warrant to Purchase Common Stock at $5 per Share

Las Vegas, NV (June 17, 2022) – EBET, Inc. (NASDAQ: EBET) (“EBET” or the “Company”), a leading global provider of advanced wagering products and technology, announced today that it has closed its previously announced private placement of 977,657 shares of common stock and warrants to purchase up to an aggregate of 977,657 shares of common stock, at a purchase price of $3.58 per share of common stock and associated warrant, for gross proceeds  to EBET of approximately $3.5 million. The gross proceeds exclude fees and other offering expenses payable by the Company. The warrants have an exercise price of $5.00 per share of common stock and will be exercisable six months from the closing of the offering for a period of five years from the closing date.

The Company intends to use the net proceeds from the private placement for general corporate purposes.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About EBET, Inc.

EBET develops award-winning, groundbreaking and engaging wagering products for bettors around the world. The company is focused on bringing better odds and technology solutions to cater to the Millennial and Gen-Z demographics. It has an expanding portfolio of intellectual property with patents pending around odds modeling simulation, an electronic sports betting exchange system, live streaming odds integration and enhancing modeling probabilities in multi-player games. EBET operates online sportsbook and casino brands Karamba, Hopa, Griffon Casino, BetTarget, Dansk777, GenerationVIP and Gogawi, which have over 1.25 million deposited customers in more than 15 countries. The company recently was awarded Esport Product of the Year at the 2021 SiGMA Europe,2022 SiGMA Asia, and 2022 SiGMA Americas Awards. Its brand Karamba received SBC’s 2021 award for Innovation in Casino & Gaming Entertainment and was named Online Casino of the Year at the 2022 SiGMA Americas Awards. EBET, Inc. is listed on the Nasdaq under the symbol EBET (CUSIP 278700109). EBET, Inc. was previously Esports Technologies Inc. The name changed on May 5, 2022, to better reflect the company’s business and mission.

For more information, visit: https://ebet.gg/.

Forward-Looking Statements: This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, statements related to the intended use of net proceeds from the private placement. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, actual results or outcomes may prove to be materially different from the expectations expressed or implied by such forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed in the Company’s filings with the Securities and Exchange Commission, including as set forth in Item 1A. “Risk Factors” in our most recently filed Form 10-K filed with the Securities and Exchange Commission and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

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Contacts:

For Investors:

Jim Purcell

CFO

jim.purcell@ebet.gg

For Media:

Mark Thorne

CMO

mark.thorne@ebet.gg

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